Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANT

         I hereby consent to the incorporation of my report dated October 21, 1997, which is incorporated in this Annual Report on Form 10-KSB

John P. Semmens CPA
A Professional Corporation

November 18, 1997


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